Exhibit 3.2

*090301*

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:
CETRONE ENERGY COMPANY

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
50,000,000 shares of common stock, par value $0.001per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
50,000,000 shares of common stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Two hundred (200) shares of common stock, par value $0.001 per share, shall be issued after the change in exchange for each issued share of common stock, par value $0.001 per share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares of common stock, par value $0.001 per share, shall be rounded up to the nearest whole share of common stock, par value $0.001 per share.

7. Effective date of filing: (optional)                                              July 14, 2010
                                                                          (must not be later than 90 days after the certificate is filed)
8 Signature: (required)

President Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised: 3-6-09

*090201*

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
CETRONE ENERGY COMPANY

2. The articles have been amended as follows: (provide article numbers, if available)
Article 1 has been amended and restated so that, as amended and restated. Article 1 shall state in its entirety, as follows:

"1. Name of Corporation: FRESH START PRIVATE MANAGEMENT INC."

Article 3 has been amended and restated so that, as amended and restated, Article 3 shall state in its entirety, as follows:

"3. Shares: The total number of shares of stock, which this corporation [continued on following page]|

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:           2,000,000

4. Effective date of filing: (optional)                                               July 14, 2010
                                                                        (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 3-6-09

CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 AND 78.390)
CETRONE ENERGY COMPANY

is authorized to issue, is two hundred million (200,000,000) shares of common stock, $.001 par value per share."

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